Exhibit 99.1
Zoom Video Communications Reports Financial Results for the First Quarter of Fiscal Year 2025
•First quarter total revenue of $1,141.2 million, up 3.2% year over year as reported and 3.5% in constant currency
•First quarter Enterprise revenue of $665.7 million, up 5.3% year over year
•First quarter GAAP operating margin of 17.8% and non-GAAP operating margin of 40.0%
•First quarter operating cash flow of $588.2 million, up 40.6% year over year
•Repurchased approximately 2.4 million shares of common stock
San Jose, California – May 20, 2024 – Zoom Video Communications, Inc. (NASDAQ: ZM), today announced financial results for the first fiscal quarter ended April 30, 2024.
“In Q1, we continued to integrate AI across our platform including Zoom Contact Center and Zoom Workplace, our AI-powered collaboration platform that provides customers the ability to reimagine teamwork by streamlining communications, increasing employee engagement, and improving productivity within their organizations,” said Eric S. Yuan, Zoom founder, and CEO. “These innovations combined with our execution and focused investment enabled us to outperform our guidance and drive operating cash flow growth of 40.6% and free cash flow growth of 43.6% year over year.”
First Quarter Fiscal Year 2025 Financial Highlights:
•Revenue: Total revenue for the first quarter was $1,141.2 million, up 3.2% year over year. Adjusting for foreign currency impact, revenue in constant currency was $1,143.6 million, up 3.5% year over year. Enterprise revenue was $665.7 million, up 5.3% year over year, and Online revenue was $475.5 million, flat year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the first quarter was $203.0 million, compared to GAAP income from operations of $9.7 million in the first quarter of fiscal year 2024. After adjusting for stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, and litigation settlements, net, non-GAAP income from operations for the first quarter was $456.6 million, compared to non-GAAP income from operations of $422.3 million in the first quarter of fiscal year 2024. For the first quarter, GAAP operating margin was 17.8% and non-GAAP operating margin was 40.0%.
•Net Income and Diluted Net Income Per Share: GAAP net income for the first quarter was $216.3 million, or $0.69 per share, compared to GAAP net income of $15.4 million, or $0.05 per share, in the first quarter of fiscal year 2024.
Non-GAAP net income for the first quarter was $426.3 million, after adjusting for stock-based compensation expense and related payroll taxes, gains on strategic investments, net, acquisition-related expenses, restructuring expenses, litigation settlements, net, and the tax effects on non-GAAP adjustments. Non-GAAP net income per share was $1.35. In the first quarter of fiscal year 2024, non-GAAP net income was $353.3 million, or $1.16 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of April 30, 2024 was $7.4 billion.
•Cash Flow: Net cash provided by operating activities was $588.2 million for the first quarter, compared to $418.5 million in the first quarter of fiscal year 2024, up 40.6% year over year. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $569.7 million, compared to $396.7 million in the first quarter of fiscal year 2024, up 43.6% year over year.
Customer Metrics: Drivers of total revenue included acquiring new customers. At the end of the first quarter of fiscal year 2025, Zoom had:
•3,883 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 8.5% from the same quarter last fiscal year.
•Approximately 191,000 Enterprise customers. During the first quarter of fiscal year 2025, in order to enhance customer experience and improve efficiency, we transitioned approximately 26,800 Enterprise customers with lower MRR away from working with direct sales teams, resellers, or strategic partners. These customers are now considered Online customers and are no longer included in our Enterprise customer total as of April 30, 2024. The impact of this transition did not have a material impact on the percent of revenue from Enterprise and Online customers, net dollar expansion rate, or Online average monthly churn.
•A trailing 12-month net dollar expansion rate for Enterprise customers of 99%.
•Online average monthly churn of 3.2% for the first quarter, up 10 bps from the same quarter last fiscal year.
•The percentage of total Online MRR from Online customers with a continual term of service of at least 16 months was 73.8%, up 180 bps year over year.
Financial Outlook: Zoom is providing the following guidance for its second quarter of fiscal year 2025 and its full fiscal year 2025.
•Second Quarter Fiscal Year 2025: Total revenue is expected to be between $1.145 billion and $1.150 billion and revenue in constant currency is expected to be between $1.147 billion and $1.152 billion. Non-GAAP income from operations is expected to be between $415.0 million and $420.0 million. Non-GAAP diluted EPS is expected to be between $1.20 and $1.21 with approximately 316 million weighted average shares outstanding.
•Full Fiscal Year 2025: Total revenue is expected to be between $4.610 billion and $4.620 billion and revenue in constant currency is expected to be between $4.616 billion and $4.626 billion. Full fiscal year non-GAAP income from operations is expected to be between $1.740 billion and $1.750 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $4.99 and $5.02 with approximately 319 million weighted average shares outstanding.
The EPS and share count figures do not include the impact from $1.350 billion of authorized share repurchase remaining as of April 30, 2024.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on May 20, 2024 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom’s mission is to provide one platform that delivers limitless human connection. Zoom Workplace — our AI-powered, open collaboration platform built for modern work — streamlines communications, improves productivity, increases employee engagement, optimizes in-person time, and offers customer choice with third-party apps and integrations. Zoom Workplace, powered by Zoom AI Companion, includes collaboration solutions like meetings, team chat, phone, scheduler, whiteboard, spaces, Workvivo, and more. Together with Zoom Workplace, Zoom’s Business Services for sales, marketing, and customer care teams, including Zoom Contact Center, strengthen customer relationships throughout the customer lifecycle. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Get more info at zoom.com.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the second quarter of fiscal year 2025 and full fiscal year 2025, Zoom’s market position, opportunities, and growth strategy, product initiatives, including the continued incorporation of AI across Zoom’s collaboration platform, including Zoom Contact Center and Zoom Workplace, go-to-market motions and the expected benefits resulting from the same, market trends, and Zoom's stock repurchase program. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,”

“explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers, renewals or upgrades, or decline in demand for our platform, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, the effect of macroeconomic conditions on our business, including inflation and market volatility, lengthened sales cycles with large organizations, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access, compromised security measures, including ours and those of the third parties upon which we rely, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our annual report on Form 10-K for the fiscal year ended January 31, 2024. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Restructuring expenses are expenses associated with a formal restructuring plan and may include employee notice period costs, severance payments, and other related expenses. Zoom excludes these restructuring expenses because they are distinct from ongoing operational costs and Zoom does not believe they are reflective of current and expected future business performance and operating results. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In fact, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods that may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income and GAAP net income per share, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, gains/losses on strategic investments, net, litigation settlements, net, and the tax effects of all non-GAAP adjustments. Zoom excludes these items because they are considered by management to be outside of Zoom’s core operating results. These adjustments are intended to provide investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitate comparison of its results with other periods, and may also facilitate comparison with the results of other companies in the industry.
Free Cash Flow and Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how Zoom's underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid user or an organization of any size (including a distinct unit of an organization) that has multiple users. Zoom defines Enterprise customers as distinct business units that have been engaged by either our direct sales team, resellers, or strategic partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Zoom defines Entry MRR as the recurring revenue run-rate of subscription agreements from all Online customers except for subscriptions that Zoom recorded as churn in a previous quarter based on the customers' earlier indication to us of their intention to cancel that subscription. Zoom then determines the MRR related to customers who canceled or downgraded their subscription or notified us of that intention during the applicable quarter (“Applicable Quarter MRR Churn”) and divides the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR churn rate for Online Customers for the applicable quarter. Zoom then divides that amount by three to calculate the online average monthly churn.
Public Relations
Colleen Rodriguez
Head of Global Public Relations
press@zoom.us

Investor Relations
Charles Eveslage
Head of Investor Relations
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of
	April 30, 2024	January 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,885,603	$1,558,252
Marketable securities	5,488,737	5,404,233
Accounts receivable, net	527,515	536,078
Deferred contract acquisition costs, current	198,113	208,474
Prepaid expenses and other current assets	182,077	219,182
Total current assets	8,282,045	7,926,219
Deferred contract acquisition costs, noncurrent	121,087	138,724
Property and equipment, net	304,712	293,704
Operating lease right-of-use assets	55,750	58,975
Strategic investments	424,923	409,222
Goodwill	307,295	307,295
Deferred tax assets	673,808	662,177
Other assets, noncurrent	127,010	133,477
Total assets	$10,296,630	$9,929,793
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,315	$10,175
Accrued expenses and other current liabilities	501,799	500,164
Deferred revenue, current	1,335,787	1,251,848
Total current liabilities	1,855,901	1,762,187
Deferred revenue, noncurrent	16,405	18,514
Operating lease liabilities, noncurrent	40,284	48,308
Other liabilities, noncurrent	85,216	81,378
Total liabilities	1,997,806	1,910,387

Stockholders’ equity:
Common stock	309	307
Additional paid-in capital	5,310,417	5,228,756
Accumulated other comprehensive (loss) income	(17,490)	1,063
Retained earnings	3,005,588	2,789,280
Total stockholders’ equity	8,298,824	8,019,406
Total liabilities and stockholders’ equity	$10,296,630	$9,929,793

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $137.7 million and $124.8 million as of April 30, 2024 and January 31, 2024, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2024	2023
Revenue	$1,141,234	$1,105,364
Cost of revenue	273,302	263,947
Gross profit	867,932	841,417
Operating expenses:
Research and development	205,558	209,271
Sales and marketing	348,008	422,504
General and administrative	111,344	199,900
Total operating expenses	664,910	831,675
Income from operations	203,022	9,742
Gains on strategic investments, net	17,354	2,275
Other income, net	71,588	31,213
Income before provision for income taxes	291,964	43,230
Provision for income taxes	75,656	27,786
Net income	216,308	15,444

Net income per share:
Basic	$0.70	$0.05
Diluted	$0.69	$0.05
Weighted-average shares used in computing net income per share:
Basic	308,700,582	295,409,207
Diluted	315,360,678	304,115,913

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended April 30,
	2024	2023
Cash flows from operating activities:
Net income	$216,308	$15,444
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	229,425	282,345
Amortization of deferred contract acquisition costs	68,125	73,230
Depreciation and amortization	26,667	24,076
Deferred income taxes	(7,952)	21,511
Gains on strategic investments, net	(17,354)	(2,275)
Provision for accounts receivable allowances	6,782	15,433
Unrealized foreign exchange losses	7,237	3,316
Non-cash operating lease cost	5,368	5,381
Amortization of discount/premium on marketable securities	(17,668)	(6,765)
Other	98	(5,471)
Changes in operating assets and liabilities:
Accounts receivable	12,260	(29,101)
Prepaid expenses and other assets	35,839	(6,659)
Deferred contract acquisition costs	(40,128)	(46,338)
Accounts payable	7,276	1,881
Accrued expenses and other liabilities	(14,942)	24,640
Deferred revenue	77,964	53,340
Operating lease liabilities, net	(7,114)	(5,501)
Net cash provided by operating activities	588,191	418,487
Cash flows from investing activities:
Purchases of marketable securities	(867,911)	(768,230)
Maturities of marketable securities	776,941	559,686
Purchases of property and equipment	(18,508)	(21,826)
Purchases of strategic investments	(3,000)	(51,000)
Proceeds from strategic investments	4,654	—
Cash paid for acquisition, net of cash acquired	—	(199,416)
Net cash used in investing activities	(107,824)	(480,786)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,016	4,268
Proceeds from employee equity transactions to be remitted to employees and tax authorities, net	6,581	2,751
Cash paid for repurchases of common stock	(150,048)	—
Net cash (used in) provided by financing activities	(142,451)	7,019
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6,852)	(2,553)
Net increase in cash, cash equivalents, and restricted cash	331,064	(57,833)
Cash, cash equivalents, and restricted cash – beginning of period	1,565,380	1,100,243
Cash, cash equivalents, and restricted cash – end of period	$1,896,444	$1,042,410

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2024	2023
GAAP income from operations	$203,022	$9,742
Add:
Stock-based compensation expense and related payroll taxes	242,874	278,048
Litigation settlements, net	—	52,500
Acquisition-related expenses	10,701	8,851
Restructuring expenses	—	73,180
Non-GAAP income from operations	$456,597	$422,321
GAAP operating margin	17.8%	0.9%
Non-GAAP operating margin	40.0%	38.2%

GAAP net income	$216,308	$15,444
Add:
Stock-based compensation expense and related payroll taxes	242,874	278,048
Litigation settlements, net	—	52,500
Gains on strategic investments, net	(17,354)	(2,275)
Acquisition-related expenses	10,701	8,851
Restructuring expenses	—	73,180
Tax effects on non-GAAP adjustments	(26,211)	(72,497)
Non-GAAP net income	$426,318	$353,251

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.70	$0.05
Non-GAAP net income per share - basic	$1.38	$1.20
GAAP net income per share - diluted	$0.69	$0.05
Non-GAAP net income per share - diluted	$1.35	$1.16

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	308,700,582	295,409,207
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	315,360,678	304,115,913

Net cash provided by operating activities	$588,191	$418,487
Less: Purchases of property and equipment	(18,508)	(21,826)
Free cash flow (non-GAAP)	$569,683	$396,661
Net cash used in investing activities	$(107,824)	$(480,786)
Net cash (used in) provided by financing activities	$(142,451)	$7,019
Operating cash flow margin (GAAP)	51.5%	37.9%
Free cash flow margin (non-GAAP)	49.9%	35.9%

	Three Months Ended April 30,
	2024
	Revenue	YoY Revenue Growth (%)
GAAP revenue	$1,141,234	3.2%
Add: Constant currency impact	2,346	0.3%
Revenue in constant currency (non-GAAP)	1,143,580	3.5%